SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):           February 20, 2003

GREAT WESTERN LAND AND RECREATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation)

5115 N. Scottsdale Road, Suite 101, Scottsdale, Arizona 85250

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (480) 949-6007

1St Realty Investments, Inc.

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTES TO PRO FORMA FINANCIAL INFORMATION

GREAT WESTERN LAND AND RECREATION, INC.

FORM 8-K/A

CURRENT REPORT

INTRODUCTION

Effective February 20, 2003, the Registrant completed a merger with Great Western Land and Recreation, Inc., a Delaware corporation (“GWLAR”), whereby the Registrant was the surviving company. Under the terms of the merger, the Registrant acquired all of the outstanding share capital of GWLAR. The Registrant filed a Form 8-K/A to report this event on April 1, 2003. Pursuant to the instructions to the Form 8-K/A, the Form was filed without financial statements and pro forma financial information. This Form 8-K/A contains the financial statements and pro forma information regarding this merger.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Financial Statements.

INDEX TO CONSOIDATED FINANCIAL STATEMENTS OF
GREAT WESTERN LAND AND RECREATION, INC.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF EARNINGS
CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY AND COMPREHENSIVE INCOME
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Great Western Land and Recreation, Inc.

We have audited the accompanying consolidated balance sheets of Great Western Land and Recreation, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of earnings, shareholder’s equity and comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Great Western Land and Recreation, Inc. as of December 31, 2002 and 2001, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

GRANT THORNTON LLP

Fountain Hills, Arizona

January 31, 2003, except for Note P, as to

    which the date is February 20, 2003

Great Western Land and Recreation, Inc.

CONSOLIDATED BALANCE SHEETS

December 31,

	2002	2001

ASSETS
Cash and cash equivalents	$650,580	$308,385
Notes receivable	1,560,602	2,611,561
Land held for development and sale	8,648,204	8,385,840
Receivable from related entities	911,620	875,285
Property and equipment, at cost, net of accumulated depreciation of $46,611 and $37,027 in 2002 and 2001, respectively	192,905	155,117
Other	258,402	495,465

	$12,222,313	$12,831,653

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities
Notes payable	$4,028,170	$3,985,304
Subordinated debt	3,457,520	4,451,199
Payable to related entities	869,400	983,549
Accounts payable and other accrued liabilities	275,911	530,721
Deferred gain	667,783	954,275

Total liabilities	9,298,784	10,905,048
Minority interest	46,009	—
Shareholder’s equity
Preferred stock, $.001 par value Authorized — 20,000,000 shares issued and outstanding — 14,380 shares in 2002 Liquidation value — $719,000	628,559	—
Common stock, $.001 par value Authorized — 50,000,000 shares issued and outstanding — 18,904,649 shares	18,905	18,905
Additional paid-in capital	2,273,002	2,092,366
Accumulated other comprehensive loss	(703)	(9,777)
Accumulated deficit	(42,243)	(174,889)

	2,877,520	1,926,605

	$12,222,313	$12,831,653

The accompanying notes are an integral part of these statements.

Great Western Land and Recreation, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS

Year ended December 31,

	2002	2001

Land and lot sales	$3,990,448	$8,719,238
Cost of land and lot sales	1,694,716	5,386,175

Gross profit on sales	2,295,732	3,333,063
Operating, selling, general and administrative expense	2,208,362	2,584,003

Operating income	87,370	749,060
Other income (expense)
Interest expense	(683,452)	(868,826)
Interest income	146,676	262,120
Settlement of quepasa.com claim	405,750	—
Other income	177,311	94,052

	46,285	(512,654)

Earnings before minority interest	133,655	236,406
Minority interest	(1,009)	—

Net earnings	$132,646	$236,406

Basic and diluted earnings per share (2001 is pro forma)	$0.01	$0.01

The accompanying notes are an integral part of these statements.

Great Western Land and Recreation, Inc.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY AND COMPREHENSIVE INCOME

Years ended December 31, 2002 and 2001

	Preferred stock		Common stock		Additional paid-in	Accumulated other compre- hensive	Accumulated	Member’s	Compre- hensive
	Shares	Amount	Shares	Amount	capital	loss	deficit	equity	income

Balance, January 1, 2001	—	$—	—	$—	$—	$—	$—	$1,570,137	$—
Subordinated debt converted to capital	—	—	—	—	—	—	—	144,839	—
Net earnings (loss) for the period
January 1 through August 5, 2001	—	—	—	—	—	—	—	411,295	411,295
August 6 through December 31, 2001	—	—	—	—	—	—	(174,889)	—	(174,889)
Issuance of common stock in formation and in exchange for member’s equity	—	—	18,904,649	18,905	2,107,366	—	—	(2,126,271)	—
Other adjustments			—	—	(15,000)	—	—	—	—
Change in unrealized loss on marketable securities	—	—	—	—	—	(9,777)	—	—	(9,777)

Comprehensive income for year ended December 31, 2001									$226,629

Balance, December 31, 2001	—	—	18,904,649	18,905	2,092,366	(9,777)	(174,889)	—	—
Subordinated debt converted to capital	—	—	—	—	90,195	—	—	—	—
Issuance of preferred stock in exchange for subordinated debt	14,380	604,929	—	—	114,071	—	—	—	—
Amortization of discount on preferred stock	—	23,630	—	—	(23,630)	—	—	—	—
Change in unrealized loss on marketable securities	—	—	—	—	—	9,074	—	—	$9,074
Net earnings for the year	—	—	—	—	—	—	132,646	—	132,646

Comprehensive income for year ended December 31, 2002									$141,720

Balance, December 31, 2002	14,380	$628,559	18,904,649	$18,905	$2,273,002	$(703)	$(42,243)	$—

The accompanying notes are an integral part of these statements.

Great Western Land and Recreation, Inc.

STATEMENTS OF CASH FLOWS

Year ended December 31,

Increase (decrease) in cash and cash equivalents

	2002	2001

Cash flows from operating activities
Net earnings	$132,646	$236,406
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	19,901	7,741
Accrued interest expense included in debt	519,792	453,183
Deferred income taxes	(12,937)	—
Accretion of interest income	(85,587)	(104,864)
Collection of note receivable relating to prior years’ sales	1,246,068	842,751
Uncollected notes receivable from current year sales	(109,522)	(1,500,348)
Gain on settlement of quepasa.com claim	(405,750)	—
Minority interest in earnings of consolidated subsidiary	1,009	—
Changes in operating assets and liabilities
Land held for development and sale	(262,364)	2,687,209
Other assets	247,513	(350,022)
Accounts payable and other accrued liabilities	(254,810)	(284,108)
Deferred gain	(286,492)	(77,635)

Net cash provided by operating activities	749,467	1,910,313
Cash flows from investing activities
(Increase) decrease in advances to/from related parties	(150,484)	619,144
Purchases of property and equipment	(46,128)	(114,142)

Net cash provided by (used in) investing activities	(196,612)	505,002
Cash flows from financing activities
Issuance of notes payable	3,793,147	1,881,965
Payments on notes payable	(3,483,807)	(4,035,507)
Payments on subordinated debt	(565,000)	(190,644)
Minority investment in consolidated subsidiary	45,000	—
Other	—	(14,700)

Net cash used in financing activities	(210,660)	(2,358,886)

Net increase in cash and cash equivalents	342,195	56,429
Cash and cash equivalents at beginning of year	308,385	251,956

Cash and cash equivalents at end of year	$650,580	$308,385

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of amount capitalized	$218,681	$340,656
Noncash investing and financing activities
Subordinated debt converted into preferred stock	604,929	—
Subordinated debt coverted to capital	204,266	144,839
Accrued interest capitalized included in debt	14,178	13,144
Offset of note payable for quepasa.com claim	405,750	—

The accompanying notes are an integral part of these statements.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1. Basis of presentation and business

The accompanying consolidated financial statements include the accounts of Great Western Land and Recreation, Inc. (GWLR, Inc. or the Company) and its wholly-owned subsidiary GWLR, LLC. GWLR, Inc. was formed on June 22, 2001 through the issuance of 1,000 shares of par value $.001 common stock for $1.

Effective August 6, 2001, the member interests of a group of limited liability companies owned by Amortibanc Investments, L.C. and Amortibanc Management, L.C. (Amortibanc Companies) were contributed to GWLR, LLC, which was then acquired by GWLR, Inc. in exchange for 18,903,649 shares of its common stock.

The owner of GWLR, Inc. after the transaction is the same as the owner of the Amortibanc Companies, therefore, the transaction is accounted for at historical cost and the accompanying consolidated financial statements of Great Western Land and Recreation, Inc. reflect the historical operations of the Amortibanc Companies for all periods presented.

The limited liability companies owned by GWLR, LLC and included in the consolidated financial statements are: Amortibanc Management, L.C., GWLR Wagon Bow Ranch, LLC, Houston Promenade, L.C., Houston Coventry, LLC, Houston Greenwich, LLC, Houston Promenade Glen, LLC, Houston Wheatstone, LLC, Houston Wheatstone III, LLC, Morningside Farms, LLC, Barnstorm, LLC, North Scottsdale 106, LLC, Walthingham LLC, Houston Warren Ranch, LLC, Phoenix Wright Place, LLC, Phoenix Monterray, LLC, 45th/47th and Glendale, LLC, Glendale Condominiums, LLC, Willow Springs Ranch, LLC and Amortibanc Land & Cattle, LLC. All significant intercompany accounts and transactions of and between the consolidated entities have been eliminated.

The Company is engaged principally in the acquisition, development and sale of land located in Houston, Texas, Phoenix and Glendale, Arizona and certain country areas of New Mexico and Arizona. Transactions include both retail and nonretail land sales, depending upon the progress of the development and sub-division process.

The Company maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in the United States of America for real estate operations.

2. Revenue recognition

The Company records the sale of real estate under the full accrual method when ownership rights and obligations have transferred to the buyer, the buyer’s initial and continuing investments provide a sufficient commitment to purchase and collectibility of the sales price is reasonably assured. Profit is primarily recognized when the sale has been consummated. The installment method (profit recognized as a portion of each cash payment received), is used to recognize profit for certain real estate sales that do not meet the criteria for full accrual recognition.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

3. Land held for development and sale

Land held for development and sale is carried at cost plus development costs, loan costs, interest and real estate taxes incurred during the period the development is in process. Impairment of the carrying cost of land is evaluated by comparison of estimated fair value less cost to sell. Estimated fair value less cost to sell is based upon sales in the normal course of business less estimated development cost to complete and dispose of the property. The accumulated land cost is charged to cost of sales based upon the computed average lot cost at the time of sale.

4. Notes receivable

Notes receivable are from purchasers of land sold by the Company and are stated at amounts due from purchasers. The Company evaluates the collectibility of the notes receivable arising from wholesale sales and charges off any uncollectible balances. Notes receivable from the retail sale of certain real estate lots and parcels are sold to third parties. The Company retains no ownership or remaining interest in these properties or responsibilities for any future expenses related to these properties except that the notes are subject to recourse. See Note K for additional discussion. Any discount from carrying value the Company incurs from the sale of these notes is charged as an additional cost of the land sold.

5. Advertising costs

Advertising costs are expensed as incurred. Total advertising cost was $162,335 and $114,941 for the years ended December 31, 2002 and 2001, respectively.

6. Income taxes

The Company became subject to corporate income tax when it began operations as a C Corporation on August 6, 2001. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are provided on temporary differences between the financial accounting and tax basis of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the current enacted tax rates expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be realized or settled.

7. Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is responsible for making estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

8. Cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

9. Earnings per share

Basic earnings per share is calculated by dividing net earnings less preferred stock dividends applicable to the period by the 18,904,649 common shares issued and outstanding. Diluted earnings per share is the same as basic earnings per share because the convertible preferred stock and the stock options are anti-dilutive and therefore excluded from the computation.

10. Reclassifications

Certain reclassifications have been made to prior year financial statements for comparability with the current year presentation.

NOTE B - NOTES RECEIVABLE

Notes receivable consist of the following:

	December 31,

	2002	2001

Note receivable from sale of Houston area properties, net of unamortized discount of $24,083 and $109,670 at December 31, 2002 and 2001, respectively, effective interest rate of 9%. Interest payable at end of second year and monthly thereafter; principal payable as lots are sold and released with any outstanding balance due after four years - collateralized by property sold (1)	$1,486,278	$1,421,105
Notes receivable from lot sales to individuals, bearing interest from 11% to 12.75%, payable in monthly aggregated principal and interest payments of $553 through December 2017 - collateralized by lots sold	42,772	—
Note receivable from sale of Houston property, bearing interest at 9%, payable in monthly principal and interest installments of $2,754, balance due December 2003 - collateralized by property sold	31,552	—
Note receivable from sale of Houston area properties, bearing interest at 12.5%, payable in quarterly principal installments of $81,500 plus interest, through July 2003 - collateralized by property sold (2)	—	633,000

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE B - NOTES RECEIVABLE - Continued

	December 31,

	2002	2001

Note receivable from sale of Houston area properties, bearing interest at 10%, payable in 20 quarterly principal installments of $11,378 plus interest, beginning August 2000, (terms extended) with remaining balance due in August 2005 - collateralized by property sold	$—	$351,666
Note receivable from sale of Houston area properties, bearing interest at 12%, due in full on February 28, 2002 - collateralized by property sold	—	160,000
Notes receivable from lot sales to individuals, bearing interest from 11% to 13%, payable in monthly aggregated principal and interest payments through October 2007 - collateralized by property sold	—	45,790

	$1,560,602	$2,611,561

Maturity schedule for notes receivable as of December 31, 2002:

Year ending December 31
2003	$33,853
2004	2,473
2005	1,489,013
Thereafter	35,263

$1,560,602

(1)	This note was received in connection with the sale of a tract of land in the Houston, Texas area. The total adjusted sales price was $2,332,725, comprised of $300,000 collected at closing, $700,000 collected on June 29, 2001 and a note receivable at a discounted value of $1,332,725. Gross profit of $899,941 was recognized from the sale in the year ended December 31, 2001. This note was pledged as collateral for subordinated debt (see Note G).

(2)	Profit is being recognized on the installment method for this sale. A summary of the transaction is as follows:

Sales price	$931,000
Cost of sale	594,410

Gain on sale	336,590

Profit recognized during 2001	77,635

Deferred gain at December 31, 2001	235,455
Profit recognized during 2002	235,455

Deferred gain at December 31, 2002	$—

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE C - LAND HELD FOR DEVELOPMENT AND SALE

The cost of land held for development and sale is comprised of the following at December 31:

	2002

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$2,908,263	$4,611,247	$3,425,796	$10,945,306
Development costs	3,449,509	288,452	357,730	4,095,691
Capitalized interest	600,482	68,345	69,332	738,159
Capitalized taxes	208,398	—	26,337	234,735
Capitalized loan costs	241,780	58,584	24,317	324,681

Total	7,408,432	5,026,628	3,903,512	16,338,572
Less cumulative allocation to cost of sales	5,393,858	1,076,241	1,220,269	7,690,368

	$2,014,574	$3,950,387	$2,683,243	$8,648,204

	2001

	Houston,	New
	Texas	Mexico	Arizona
	properties	properties	properties	Total

Land acquisition costs	$2,188,123	$4,600,037	$3,347,420	$10,135,580
Development costs	2,953,210	191,847	116,332	3,261,389
Capitalized interest	650,274	68,818	21,531	740,623
Capitalized taxes	217,571	—	17,306	234,877
Capitalized loan costs	245,208	58,584	—	303,792

Total	6,254,386	4,919,286	3,502,589	14,676,261
Less cumulative allocation to cost of sales	4,379,818	982,495	928,108	6,290,421

	$1,874,568	$3,936,791	$2,574,481	$8,385,840

The above summaries include only properties with remaining unsold land. Properties are deleted when 100% developed and sold.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE D - RELATED ENTITIES

Related entity receivables/payables are as follows:

	December 31,

	2002	2001

Receivable from related entities
1st Realty Investments, Inc. (1)	$845,250	$849,992
Management Pool, LLC	37,302	25,293
Other	29,068	—

	$911,620	$875,285

Payable to related entities
Minority investors in Willow Springs Ranch, LLC (4)	$134,962	$134,962
Arizona Legacy Ranches, LLC (2)	—	222,002
Minority investors in Glendale Condominiums, LLC (3)	665,885	613,114
Lafayette Financial Services (2)	63,075	—
Other	5,478	13,471

	$869,400	$983,549

The subordinated debt is also due to a related entity. See Note G for further discussion.

(1)	1st Realty Investments, Inc, is a related company in which the Company owns a 14.3% interest. The primary asset of 1st Realty is a 17.81% (25.52% in 2001) ownership in Laguna at Arrowhead Apartments, L.L.C. which owns an apartment complex in Phoenix, Arizona. The receivable results from the sale in 2000 of this interest to 1st Realty at its carrying value. The receivable bears interest at 8% per annum which will be recognized only upon sale of the project and receipt of distributions in excess of the carrying value of the receivable. The receivable was pledged as collateral for a note payable to a corporation (see Note F) in 2001. Unrecognized accrued interest was approximately $74,000 and $68,000 for 2002 and 2001, respectively. See also Note P.

(2)	Arizona Legacy Ranches is a real estate development partnership in which 1st Realty owned an 18.67% interest. The remaining interest was owned by Lafayette Financial Services, a company that is owned 50% by the president of GWLR, Inc. The payable resulted from the purchase of certain real estate options from Arizona Legacy Ranches by the Company in 1999. The liability, including accrued interest at 8%, was settled in January 2002 with the transfer of 480 acres of Wagon Bow ranch property valued at $127,440 and issuance of a new note in the amount of $94,562 to Lafayette Financial Services. The new note bears interest at prime and is payable in semi-annual installments of $15,760 plus interest.

(3)	The Company has a 70% interest in Glendale Condominiums, LLC. The land for the project was purchased from an individual and a trust who own the other 30% of the project. The payable represents the balance due, including interest at 8% per annum, for this purchase. Principal and interest are due quarterly from September 2008 through September 2018. The land cost and preliminary development costs for this project total $1,219,198 and $944,492 at December 31, 2002 and 2001, respectively and are included in land held for development and sale in Arizona properties.

(4)	The Company has an 85% interest in Willow Springs Ranch, LLC, with several minority investors owning the remaining 15%. The payable to the minority investors has no specific repayment terms, and will be repaid through distributions made by Willow Springs Ranch, LLC to its members.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE E - OTHER ASSETS

     Other assets consist of the following:

	December 31,

	2002	2001

Interest receivable from notes receivable	$50,772	$97,678
Financing reserve receivable, net of allowance of $55,652 and $71,089 in 2002 and 2001, respectively	121,251	46,438
Marketable securities	152	55,308
Prepaid expenses, deposits and advances	73,290	80,215
Deferred tax asset	12,937	—
Receivable from Municipal Utility District	—	215,826

	$258,402	$495,465

NOTE F - NOTES PAYABLE

     Notes payable consist of the following:

	December 31,

	2002	2001

Houston, Texas Properties
Notes payable to various financial institutions bearing interest at 3% over prime. The interest payments are due monthly or quarterly and the loans have maturity dates through June 23, 2004. The interest rate was 7.0% and 7.75% at December 31, 2002 and 2001, respectively. Minimum principal payments are required quarterly on certain loans, but principal reductions are primarily made as developed lots are sold - collateralized by unsold properties and lots held for sale	$817,628	$736,653
New Mexico Ranch Properties
Note payable to financial institution, bearing interest at a variable rate of 4% over annualized average weekly yield of U.S. Treasury securities, adjusted annually (6.33% and 7.9% at December 31, 2002 and 2001, respectively). Payments of $44,463 including interest are due quarterly through June 23, 2004 - collateralized by New Mexico real estate	1,960,614	1,880,545

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE F - NOTES PAYABLE - Continued

	December 31,

	2002	2001

Note payable to a finance company, with monthly principal and interest payments of $2,466, bearing interest at 11% - collateralized by New Mexico real estate	$212,954	$—
Note payable to a corporation with monthly interest payments based on 9.5% annual rate, principal payable on May 31, 2002 - collateralized by New Mexico real estate	—	150,000
Other	7,666	—
Arizona Ranch Properties
Note payable to financial institution, bearing interest at a variable rate of 4% over LIBOR, adjusted annually (6.4% at December 31, 2002). Interest payments of $18,402 are due quarterly with principal reductions made as lots are sold, remaining balance due January 2, 2007 - collateralized by Arizona real estate	1,014,934	—
Note payable to a corporation and individuals, bearing interest at 8%. Interest was payable on each six-month anniversary of note with the principal due and payable on January 4, 2002 - collateralized by Arizona real estate. This note was refinanced through the proceeds of above note	—	698,162
Other Arizona Properties
Note payable to a corporation, bearing interest at 8%, interest payable quarterly, deemed paid in October 2002 (see Notes D and K)	—	500,000
Other	14,374	19,944

	$4,028,170	$3,985,304

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE F - NOTES PAYABLE - Continued

Aggregate annual maturities are as follows for the years ending December 31:

2003	$605,313
2004	287,503
2005	1,942,519
2006	10,464
2007	1,009,042
Thereafter	173,329

$4,028,170

NOTE G - SUBORDINATED DEBT

The Company’s operations have been partially financed with periodic advances in prior years from Amortibanc Investments, L.C. The advances are subordinate to the Company’s bank financing, bear interest at 8% to 10%. The interest accrued on these advances has primarily been added to the subordinated debt. Payments on the debt are made only when cash flow from a land sale, after payment of bank debt, exceeds the Company’s operating cash requirements. This determination is made by the Company’s management. The total advances and accrued interest due are $3,457,520 and $4,451,199 at December 31, 2002 and 2001, respectively

Subordinated debt of $809,195 and $144,839 was converted to equity in the Company by Amortibanc Investments, L.C. effective June 29, 2002 and February 18, 2001, respectively.

Effective February 15, 2001, $1,518,622 of the subordinated debt was collateralized with a note receivable from the sale of property in the amount of $1,542,725.

NOTE H - OPERATING LEASES

The Company leases office space, vehicles and equipment under operating leases. Future minimum lease payments under these agreements are as follows:

Year ending December 31
2003	$110,954
2004	54,024
2005	3,426

Total rent expense was $117,502 and $207,730 for the years ended December 31, 2002 and 2001, respectively.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE I - FINANCIAL INSTRUMENTS

The carrying amounts reflected in the consolidated balance sheet for cash and cash equivalents approximate fair value due to the short maturities of the instruments. Notes receivable approximate fair value considering the quality of the credit, payment terms, property sold and market based interest rates. Related entities’ receivables/payables bear market based rates and approximate fair value. The notes payable and subordinated debt also approximate fair value based on variable interest rates, payment terms and the Company’s current incremental borrowing rates for similar type borrowing arrangements.

NOTE J - PROFIT-SHARING RETIREMENT PLAN

The Company maintains a 401(k) profit-sharing plan for the benefits of its eligible employees. The Company makes a matching contribution equal to 100% of each participant’s eligible contributions to a maximum of 3% of each participant’s compensation. The Company can also make a discretionary contribution determined annually by the Board of Directors. Contribution expense incurred by the Company was $10,667 and $7,861 for the years ended December 31, 2002 and 2001, respectively.

NOTE K - COMMITMENTS AND CONTINGENCIES

The Company has sold notes receivable with repayment terms of up to 15 years, with recourse upon nonpayment by the debtor of $487,404 in 2002 and $837,971 in 2001. The remaining balances due, with recourse, of all notes sold are $1,106,426 and $1,005,134 as of December 31, 2002 and 2001, respectively.

In certain instances, 15% of the note sales proceeds are retained by the purchaser of the notes as a nonpayment reserve and returned to the Company when the original land purchasers pay off the note balances. The reserve balance is $176,902 and $117,527 at December 31, 2002 and 2001, respectively and is included in other assets, net of an allowance established for recourse chargeback of $55,652 and $71,089 at December 31, 2002 and 2001, respectively. If the Company incurs a chargeback, ownership of the original land sold will revert to the Company and can be resold to help recover any losses incurred by the Company as a result of the chargeback. The Company has experienced minimal chargebacks under the recourse provisions through December 31, 2002.

The Company sold certain land to a development partnership for the construction of multi-family housing. In connection with this sale, the Company acquired a 15% profits interest in the partnership and a two-year option to acquire another 10% profits interest for $1,000 which was exercised on April 24, 2001. Any profits recognized from these interests will be recognized when realized by the partnership. The Company sold this partnership interest in 2002. No profit was recognized by the partnership or the Company during 2002.

From time-to-time the Company is involved in litigation arising in the normal course of business. There is no outstanding litigation at December 31, 2002.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE K - COMMITMENTS AND CONTINGENCIES - Continued

The Company entered into a merger agreement with quepasa.com as of August 6, 2001. In October 2001, in order to induce the Company to amend and extend the original merger agreement, quepasa.com loaned the Company $500,000 (“the loan”). In February 2002, the merger agreement was terminated. The merger agreement provided for a termination fee of $500,000 as liquidated damages under certain circumstances. The Company believed that it was entitled to this termination fee, which would result in the loan being deemed paid in full and filed a declaratory judgment action against quepasa.com on that issue. Quepasa.com filed a counterclaim, alleging that it was entitled to the termination fee and seeking to foreclose on the loan. This lawsuit was settled in October 2002. Under the terms of the settlement, the Company retained the termination fee, which resulted in the loan being deemed paid in full, in exchange for a payment by the Company to quepasa.com of $50,000 and the transfer to quepasa.com of 642,000 shares of quepasa.com common stock with a market value of $44,250. The $500,000 loan from quepasa.com was reflected in notes payable at December 31, 2001. The net result was that the Company recognized a gain on the settlement of the claim against quepasa.com of $405,750.

The Company entered into a five-year employment agreement with its president during 2001. In the event the Company consummates an acquisition (as defined in the agreement) during the terms of the agreement, the contract provides for salary increases and issuance of options to acquire a total of 600,000 common shares of the surviving corporation at a price not to exceed the fair market value of such shares on the closing date of the acquisition. The agreement also provides for severance payments upon termination in the amount of the total compensation for the remainder of the contract terms and a consulting arrangement upon retirement of the president.

NOTE L - PREFERRED STOCK

Effective June 28, 2002, the sole stockholder of GWLR, Inc. contributed an additional $719,000 of capital to the company through the conversion of subordinated debt to preferred stock. In connection with this transaction, the Company issued 14,380 shares of Series A Cumulative Convertible Preferred Stock, with a liquidation value of $719,000. The preferred stock is not redeemable at a fixed or determinable price or on a fixed or determinable date or upon the occurrence of any event that is not solely within the Company’s control. The preferred stock is convertible at any time into shares of the Company’s common stock at a price equal to the average market price of the Company’s common stock for the thirty business days immediately preceding the conversion and is redeemable by the Company at any time after one year from the date of issuance. Since no public market currently exists for the Company’s common stock, market price is determined by the Board of Directors. The preferred stock has a cumulative dividend, payable semi-annually at the following rates:

First year from the date of issuance	0% per annum
Second year from the date of issuance	2% per annum
Third year from the date of issuance	4% per annum
Fourth year from the date of issuance	5% per annum
Fifth year from the date of issuance	6% per annum
Thereafter	7% per annum

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE L - PREFERRED STOCK - Continued

As the preferred stock has an increasing dividend rate, the preferred stock was initially recorded at its fair value at the date of its issuance by discounting the preferred stock using management’s estimate of the current market rate for dividend yields and comparing it to the actual dividend rate of the preferred stock. This resulted in a discount of $114,071, which was recorded as additional paid in capital as the transaction was between the Company and its sole stockholder. This discount will be amortized over the period of increasing dividend rates of the preferred stock. Amortization was $23,630 in 2002.

NOTE M - STOCK OPTION PLAN

The Company has established a 2001 stock option plan and has reserved 3,500,000 shares to be issued under the plan. All employees are eligible to participate in this plan and participants shall be selected by an Administrative Committee consisting of not less than three members of the Company’s Board of Directors. At December 31, 2001, there were no options issued or outstanding. During 2002, 1,950,000 options were issued, 200,000 options were cancelled and 1,750,000 options remained outstanding at December 31, 2002. The options were issued at an exercise price of $0.15 per share, which approximates the fair market value of the Company’s common stock. The options vest over a period of 3 years and expire 10 years from the date of grant. No options were exercisable at December 31, 2002. Since no public market exists for the Company’s common stock, fair market value is determined by the Board of Directors.

The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations using the intrinsic value based method. No stock-based employee compensation cost is reflected in net earnings, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net earnings and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2002.

Net earnings, as reported	$132,646
Deduct: Total stock-based employee compensation expense determined under fair value based method (1)	(34,125)

Pro forma net earnings	$98,521

Earnings per share:
Basic and diluted - as reported	$0.01

Basic and diluted - pro forma	$0.01

(1)	The fair value method amortizes the estimated fair value of the options at date of grant over the vesting period. The fair value of these options was estimated at the date of grant assuming a risk-free interest rate of 4.88%, an expected option life of 10 years with no volatility or dividends. Such life is based on all options being exercised just prior to expiration.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE N - EARNINGS PER SHARE

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) calculations for net earnings for the year ended December 31, 2002:

	Earnings	Shares	Per-share
	(Numerator)	(Denominator)	amount

Net earnings	$132,646
Less: Preferred stock dividends applicable to the period	(23,630)

Basic and diluted EPS
Earnings available to common shareholder	$109,016	18,904,649	$0.01

Preferred stock that was issued in June 2002 and convertible to approximately 3,150,000 shares of common stock at December 31, 2002 is not included in the computation of diluted EPS as the effect is anti-dilutive. In addition, options to purchase 1,750,000 shares of common stock were not included in the computation of diluted EPS because they were anti-dilutive.

There were no potentially dilutive securities outstanding in 2001.

NOTE O - INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows at December 31:

	2002	2001

Deferred tax assets
Allowance for doubtful accounts	$22,261	$28,436
Expense attributable to related entity	24,042	24,042
Federal and state operating loss carryforwards	—	15,384

	46,303	67,862
Less valuation allowance	(16,808)	(64,871)

	29,495	2,991
Deferred tax liability
Depreciation of property and equipment	16,558	2,991

	$12,937	$—

The Company established a valuation allowance of $16,808 and $64,871 in 2002 and 2001, respectively, against the deferred tax assets whose realization is dependent on future taxable income. The valuation allowance decreased in 2002 by $48,063 due to a decrease in the deferred tax assets whose realization is dependent upon future taxable income.

Great Western Land and Recreation, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2002 and 2001

NOTE O - INCOME TAXES - Continued

Income tax expense is comprised of the following:

Currently payable	$12,937	$—
Deferred tax benefit	(12,937)	—

Income tax expense	$—	$—

A reconciliation of income taxes computed at the federal statutory rate of 34% to income tax expense is as follows:

Income taxes at statutory rate	$45,100	$80,378
Taxes on earnings not taxed at the corporate level	—	(139,840)
(Increase) decrease in deferred tax valuation allowance	(48,063)	64,871
Difference due to progressive statutory rates	(10,118)	—
Other	13,081	(5,409)

	$—	$—

NOTE P - SUBSEQUENT EVENT

On February 20, 2003, the Company was acquired by 1st Realty Investments, Inc., a public traded company. The combination will be treated as a reverse acquisition and accounted for similar to a pooling of interests due to 1st Realty’s current operations being solely the result of a series of transactions with the Company. Accordingly, the assets and liabilities of both companies will be combined at their historical cost. Each share of the Company’s stock was exchanged for one share of 1st Realty’s stock with the stockholders of the Company then owning approximately 91% of 1st Realty.

(b)      Pro forma financial information.

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma balance sheet as of December 31, 2002 and statements of operations for the years ended December 31, 2001 and 2002 give effect to the issuance of common shares of 1st Realty Investments, Inc (“1st Realty”) for the acquisition of the common stock of Great Western Land and Recreation, Inc. (“Great Western”) as if the acquisition were consummated as of January 1, 2001 for the pro forma statements of operations and as of December 31, 2002 for the pro forma balance sheet.

Prior to September 2000, 1st Realty was a dormant non-operating company. Its current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the acquisition is being accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

The pro forma information should not be considered an indication of actual results of operations that would have occurred if the acquisition had been in effect on the dates indicated, and the information should be read in conjunction with the financial statements and related footnotes for Great Western, included in 1st Realty’s Schedule 14C filed with the SEC on January 8, 2003, and the financial statements and related footnotes for 1st Realty included in the Annual Reports on Form 10KSB for the years ended August 31, 2002 and 2001, and the quarterly report on Form 10QSB for the quarter ended November 30, 2002.

GREAT WESTERN LAND AND RECREATION, INC.
AND 1st REALTY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2002
(Unaudited)

	Great	1st	Pro forma			Pro forma
	Western	Realty	adjustments			balances

ASSETS
Cash and cash equivalents	$650,580	$3,789	$—			$654,369
Notes receivable	1,560,602	13,967	—			1,574,569
Land held for development and sale	8,648,204	—	—			8,648,204
Receivable from related entities	911,620	—	(845,250)	(d	)	66,370
Property and equipment	192,905	—	—			192,905
Investment in unconsolidated company	—	523,000	(523,000)	(c	)	—
Other	258,402	10,519	—			268,921

	$12,222,313	$551,275	$(1,368,250)			$11,405,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Notes payable	$4,028,170	$—	$—			$4,028,170
Subordinated debt	3,457,520	—	—			3,457,520
Payable to related entities	869,400	1,189,863	(845,250)	(d	)	869,400
			(76,888)	(d	)
			(72,431)	(d	)
			(155,414)	(d	)
			(39,880)	(d	)
Accounts payable and other accrued liabilities	275,911	48,387	—			324,298
Deferred gain	667,783	—	(667,783)	(c	)	—

Total liabilities	9,298,784	1,238,250	(1,857,646)			8,679,388
Minority interest	46,009	—	—			46,009
Stockholder’s equity
Preferred stock	628,559	—	—			628,559
Common stock	18,905	17,519	(15,332)	(a	)	20,779
			(313)	(a	)
Additional paid-in capital	2,273,002	45,401	15,332	(a	)	2,333,735
Accumulated other comprehensive loss	(703)	—	—			(703)
Accumulated deficit	(42,243)	(749,895)	489,396	(b),(c),(d)		(302,742)
Treasury stock	—	—	313	(a	)	313

Total stockholder’s equity	2,877,520	(686,975)	489,396			2,679,941

	$12,222,313	$551,275	$(1,368,250)			$11,405,338

GREAT WESTERN LAND AND RECREATION, INC.
AND 1st REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2001
(Unaudited)

	Great	1st	Pro forma			Pro forma
	Western	Realty	adjustments			balances

Land and lot sales	$8,719,238	$—	$—			$8,719,238
Cost of land and lot sales	5,386,175	—	—			5,386,175

Gross profit on sales	3,333,063	—	—			3,333,063
Operating, selling, general and administrative expense	2,584,003	128,350	(155,414)	(b	)	2,556,939

Operating income (loss)	749,060	(128,350)	155,414			776,124
Other income (expense)
Interest expense	(868,826)	(76,888)	76,888	(b	)	(868,826)
Interest income	262,120	20,821	—			282,941
Equity in losses of unconsolidated company	—	(149,225)	23,272	(c	)	(125,953)
Other income	94,052	—	—			94,052

	(512,654)	(205,292)	100,160			(617,786)

Net income (loss)	$236,406	$(333,642)	$255,574			$158,338

Net income per share, pro forma						$0.01

Pro forma shares outstanding						20,779,508

GREAT WESTERN LAND AND RECREATION, INC.
AND 1st REALTY INVESTMENTS, INC.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2002
(Unaudited)

	Great	1st	Pro forma			Pro forma
	Western	Realty	adjustments			balances

Land and lot sales	$3,990,448	65,128	$—			$4,055,576
Cost of land and lot sales	1,694,716	—	—			1,694,716

Gross profit on sales	2,295,732	65,128	—			2,360,860
Operating, selling, general and administrative expense	2,208,362	232,853	(39,880)	(d	)	2,401,335

	87,370	(167,725)	39,880			(40,475)
Other income (expense)
Interest expense	(683,452)	(72,431)	72,431	(d	)	(683,452)
Interest income	146,676	9,062	—			155,738
Equity in losses of unconsolidated company	—	(130,233)	130,233	(c	)	—
Settlement of quepasa claim	405,750	—				405,750
Other income	177,311	—	—			177,311

	46,285	(193,602)	202,664			55,347

Income (loss) before minority interest	133,655	(361,327)	242,544			14,872
Minority interest	(1,009)	—	—			(1,009)

Net income (loss)	$132,646	$(361,327)	$242,544			$13,863

Net income per share, pro forma						$—

Pro forma shares outstanding						20,779,508

NOTES TO PRO FORMA FINANCIAL INFORMATION

1.     Basis of presentation

The unaudited pro forma balance sheet as of December 31, 2002 and the pro forma statements of operations for the years ended December 31, 2001 and 2002 have been prepared assuming the purchase of Great Western by 1st Realty as of January 1, 2001 for the pro forma statements of operations and as of December 31, 2002 for the pro forma balance sheet. Prior to September 2000, 1st Realty was a dormant non-operating company. Its current operations are solely the result of the series of transactions it entered into with Great Western. As a result, the acquisition is being accounted for similar to a pooling of interests, with the assets and liabilities of both companies being combined at their historical cost.

2.     Pro forma adjustments

(a) A pro forma adjustment was made to reflect the 8-for-1 reverse stock split prior to the merger. In addition, a pro forma adjustment was made to reflect the conversion of the 2,500,000 shares of 1st Realty stock currently held by Great Western to treasury stock.

(b) A pro forma adjustment was made to reflect the elimination of interest expense on the payable from 1st Realty to Great Western that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $76,888 during 2001, and the elimination of $155,414 of reserve taken by Great Western during 2001 regarding its receivable from 1st Realty.

(c) A pro forma adjustment was made to reflect the elimination of the $667,783 remaining deferred gain recorded by Great Western in connection with the sale of its ownership interest in Laguna at Arrowhead Apartments L.L.C. to 1st Realty in 2000. This adjustment was offset by eliminating the investment in unconsolidated company balance on 1st Realty’s books of $523,000 at December 31, 2002, by eliminating $130,233 of 1st Realty’s equity in losses of unconsolidated company in the year ended December 31, 2002 and by eliminating $23,272 of 1st Realty’s equity in losses of unconsolidated company during 2001. The Company will continue to hold the equity interest in Laguna through its majority owned subsidiary, Laguna Investments L.L.C., however due to the Company’s equity in losses experienced by Laguna, the proforma adjustment reduces the investment in unconsolidated company balance to zero. Excess equity losses are not recorded as an expense. However, under the terms of the Laguna at Arrowhead Apartments L.L.C. operating agreement, Laguna Investments, L.L.C. is subject to additional capital calls. Laguna Investments L.L.C. was notified of a capital call for $53,530, which was paid in 2003. Had Laguna Investments L.L.C. failed to make the required payment, its ownership interest would have been reduced from 25.52% to 24.14%. On a pro forma basis, after the capital call was paid, any unrecognized losses would then be recorded to the extent of the required contribution. On a pro forma basis, unrecognized equity losses at December 31, 2002 total $153,505.

(d) A pro forma adjustment was made to reflect the elimination of the $1,189,863 payable from 1st Realty to Great Western at December 31, 2002. This adjustment was offset by eliminating interest expense on the payable that had been recorded as expense by 1st Realty, but which had not been recorded as interest income by Great Western of $72,431 in the year ended December 31, 2002, elimination of $39,880 of reserve taken by Great Western during the year ended December 31, 2002 regarding its receivable from 1st Realty and by eliminating $845,250, the net balance receivable on Great Western’s books.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2003	GREAT WESTERN LAND AND RECREATION, INC.

	By:	/s/ Jay N. Torok Jay N. Torok, President